Exhibit 1.1

$300,000,000

Sinclair Broadcast Group, Inc.

Convertible Senior Notes due 2027

UNDERWRITING AGREEMENT

May 2, 2007

Deutsche Bank Securities Inc.

UBS Securities LLC

J.P. Morgan Securities Inc.

Wachovia Capital Markets, LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171

Dear Sirs and Mesdames:

Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), proposes, upon the terms and conditions set forth herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), $300,000,000 aggregate principal amount of its Convertible Senior Notes due 2027 (the “Firm Notes”).  In addition, the Company has granted to Deutsche Bank Securities Inc. and UBS Securities LLC (the “Lead Managers”) an option to purchase up to an additional $45,000,000 aggregate principal amount of its Convertible Senior Notes due 2027 (the “Optional Notes” and, together with the Firm Notes, the “Notes”).  The Notes shall be convertible into shares (the “Conversion Shares”) of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”).  The Notes (i) will have the terms and provisions which are set forth in the description of the terms of the Notes attached hereto as Exhibit A and such other terms as are customary, and (ii) will be issued pursuant to the provisions of an indenture, to be dated as of May 10, 2007, (as supplemented by a supplemental indenture dated as of the same date, the “Indenture”), between the Company and the trustee thereunder (the “Trustee”).

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as they deem advisable after this Agreement (the “Underwriting

Agreement”) has been executed and delivered.  The Company wishes to confirm as follows its agreement with the Underwriters in connection with the purchase and resale of the Notes.

1.             Registration Statement.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-86712), which registration statement has been declared effective by the Commission.  Such registration statement covers the registration of the Notes and the Conversion Shares under the Securities Act of 1933, as amended (the “1933 Act”).  Prior to the date hereof, the Company has prepared and filed with the Commission a preliminary prospectus supplement, which includes a base prospectus, dated May 7, 2002, and a preliminary prospectus supplement, dated May 2, 2007.  Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424(b) (“Rule 424(b)”) under the rules and regulations of the Commission under the Act (the “1933 Act Regulations”).  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”

Such registration statement, including any amendments thereto, the exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, including any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”) is herein called the “Registration Statement.”  The final prospectus supplement, together with the base prospectus included therein, in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”  The preliminary prospectus supplement, together with the base prospectus included therein, in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3, is herein called the “Preliminary Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto; and all references in this Agreement to amendments or supplements to the  Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

2.             Agreements to Sell, Purchase and Resell.

(a)           The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees severally and not jointly to purchase from the Company, at a purchase price of 98.25% of the principal amount thereof, the principal amount of Firm Notes set forth opposite the name of such Underwriter in Schedule I hereto.

(b)           In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Lead Managers, severally and not jointly, to purchase up to an additional $45,000,000 in aggregate principal amount of Optional Notes from the Company at the same price as the purchase price to be paid by the Underwriters for the Firm Notes, plus accrued interest, if any, from the Closing Date to the Additional Closing Date.  The option granted hereunder may be exercised at any time upon notice by the Lead Managers to the Company, which notice may be given from time to time on no more than two occasions within 13 days from the date of this Agreement, for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Notes.

Such notice shall set forth (i) the amount (which shall be an integral multiple of $1,000 in aggregate principal amount) of Optional Notes as to which the Lead Managers are exercising the option and (ii) the time, date and place at which such Notes will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date (as defined in Section 3 below) and in such case, the term “Closing Date” shall refer to the time and date of delivery of the Firm Notes and the Optional Notes).  Such time and date of delivery, if subsequent to the Closing Date, is called the “Additional Closing Date.”  The Additional Closing Date may be as many days after the date the Lead Managers exercise the option as the Lead Managers and the Company may agree.

(c)           If any Optional Notes are to be purchased, each Lead Manager agrees to purchase the principal amount of Optional Notes (subject to such adjustments to eliminate fractional amounts as the Lead Managers shall determine) that bears the same proportion to the total principal amount of Optional Notes to be purchased as the principal amount of Firm Notes set forth on Schedule I opposite the name of such Lead Manager bears to the total principal amount of Firm Notes to be purchased by both Lead Managers.  The Lead Managers may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)           The Underwriters have advised the Company that they will offer (i) the Firm Notes to the public at a price initially equal to 100.0% of the principal amount thereof and (ii) the Optional Notes to the public at a price initially equal to 100.0% of the principal amount thereof, plus accrued interest, if any, from the Closing Date to the Additional Closing Date.  Such price may be changed by the Underwriters at any time thereafter without notice.

3.             Delivery of the Notes and Payment Therefor.  Delivery to the Underwriters of and payment for the Firm Notes shall be made at the office of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, at 10:00 A.M., Eastern Standard Time, on May 10, 2007 (the “Closing Date”).  The place of closing for the Firm Notes and the Closing Date may be varied by agreement between the Underwriters and the Company.  Delivery to the Underwriters of and payment for the Optional Notes shall be made at the Additional Closing Date in the same manner and in the same office and time of day as the payment for the Firm Notes.

The Notes will be delivered on the Closing Date or the Additional Closing Date, as the case may be, to the Underwriters against payment of the purchase price therefor in immediately available funds.  The Notes will be evidenced by one or more global securities in definitive form (the “Global Notes”) and/or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”), and in the other cases, in such names and in such denominations as the Underwriters shall request by written notice (it being understood that a facsimile transmission shall be deemed written notice) prior to 9:30 A. M., Eastern Standard Time, on the second business day preceding the Closing Date or the Additional Closing Date, as the case may be.  The Notes to be delivered to the Underwriters shall be made available to the Underwriters in New York City for inspection and packaging not later than 9:30 A.M., Eastern Standard Time, on the business day next preceding the Closing Date or the Additional Closing Date, as the case may be.

4.             Agreements of the Company.  For purposes of this Section 4, “Closing Date” shall refer to the Closing Date for the Firm Notes and any Additional Closing Date for the Optional Notes.  The Company agrees with the Underwriters as follows:

(a)           The Company will comply with the requirements of Rule 415 and Rule 430B and will notify the Underwriters immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes or the Conversion Shares shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of the Preliminary Prospectus, or of the suspension of the qualification of the Notes or the Conversion Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule  424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the withdrawal thereof as soon as possible.

(b)           The Company will advise the Underwriters promptly and, if requested by them, will confirm such advice in writing, within the period of time referred to in paragraph (g) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, which makes any statement made in the Registration Statement, the Preliminary Prospectus, the Prospectus (as then amended or supplemented), the Disclosure Package (as defined below) or any Issuer Free Writing Prospectus (as defined below) untrue or which requires the making of any additions to or changes in the Registration Statement, the Preliminary Prospectus, the Prospectus (as then amended or supplemented), the Disclosure Package or any Issuer Free Writing Prospectus in order to make the statements therein not misleading, or of the necessity to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus (as then amended or supplemented), the Disclosure Package or any Issuer Free Writing Prospectus to comply with any law.

(c)           The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement and each amendment thereto.  The copies of the  Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           The Company has delivered to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  The Preliminary Prospectus and Prospectus shall be in form and substance reasonably satisfactory to the Underwriters.  The Company consents to the use of the Preliminary Prospectus, the Prospectus (and any amendment or supplement thereto), and the Pricing Supplement (as defined below) including the documents incorporated by reference therein, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Underwriters and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(e)           The Company will prepare a final pricing term sheet, in the form attached hereto as Exhibit B (the “Pricing Supplement”), in form and substance satisfactory to the Underwriters, will file such Pricing Supplement as an issuer free writing prospectus pursuant to Rule 433 prior to the close of business two business days after the date hereof, and will furnish as soon as practicable but no later than prior to the Applicable Time (as defined below) to each Underwriter, without charge, as many copies of the Pricing Supplement as such Underwriter may reasonably request.  The “Applicable Time” means 8:30 am (Eastern time) on May 3, 2007 or such other time as agreed by the Company and the Lead Managers.

(f)            The Company will not file or make any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which any of them shall reasonably object after being so advised or prior to the Closing Date file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Underwriters prior to such filing or to which any of them shall reasonably object;  provided, however, that nothing herein shall prohibit the Company from making any such filing required by law or including any information required by law to be included therein.

(g)           The Company will comply with the 1933 Act and the 1933 Act Regulations, the Exchange Act and the rules and regulations under the Exchange Act (the “Exchange Act Regulations”), and the Trust Indenture Act of 1939 (the “1939 Act”) and the rules and regulations under the 1939 Act (the “1939 Act Regulations”) so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus.  If, at any time prior to completion of the distribution of the Notes by the Underwriters, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters should be set forth in the Registration Statement, the Preliminary Prospectus or the Prospectus (as then amended or supplemented) (and which is not so set forth) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Registration Statement, the Preliminary Prospectus or the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with any law, the Company will forthwith prepare an appropriate supplement or amendment thereto and, subject to the provisions of paragraph (f) above, file an Incorporated Document, will use its  reasonable best efforts to have any amendment to the Registration Statement declared effective as soon as practicable and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.  In the event that the Company and the Underwriters agree that the Preliminary Prospectus or the Prospectus should be amended or supplemented, the Company if requested by the Underwriters will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement or such document.  The Underwriters agree that upon notice by the Company or its counsel, they will suspend use of the Preliminary Prospectus or the Prospectus, as the case may be, as promptly as reasonably practicable after an occurrence of an event subject to this paragraph (g), until the Company has amended or supplemented the Preliminary Prospectus or the Prospectus to correct such misstatement or omission or to effect compliance.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities) or the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)           The Company will cooperate with the Underwriters and with their counsel in connection with the qualification of the Notes and Conversion Shares for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction in which it is not now subject.

(i)            So long as any of the Notes are held by the Underwriters, the Company will furnish to the Underwriters (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company as the Underwriters may reasonably request.

(j)            The Company will make generally available to its security holders an earnings statement of the Company (which need not be audited), covering a twelve-month period commencing after the issue date of the Prospectus and ending not later than fifteen months thereafter as soon as practicable after the end of such period, which earnings statement shall comply with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(k)           If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Underwriters  terminating this Agreement pursuant to Section 10 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse each of the Underwriters for all out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection herewith.

(l)            The Company will apply the net proceeds from the sale of the Notes to be sold hereunder as described under “Use of Proceeds” in the Prospectus.

(m)          Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.  Except as permitted by the 1933 Act, the Company will not distribute any (i) preliminary prospectus other than the Preliminary Prospectus, (ii) prospectus other than the Prospectus or (iii) term sheet other than the Pricing Supplement.

(n)           The Company agrees to comply with all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(o)           The Company agrees that the Indenture shall be qualified under the 1939 Act.

(p)           During the period beginning from the date hereof and continuing until the date 60 days after the date of the Prospectus, the Company will not, without the prior written consent the Lead Managers, (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act and the Exchange Act Regulations), or (iii) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.  As used herein “Relevant Security” means the Company’s Class A Common Stock, any other equity security of the Company or any of the Subsidiaries and any security convertible into, or exercisable or exchangeable for, any Class A Common Stock or other such equity security.  This provision shall not prohibit (i) the issuance of the Notes, (ii) the issuance of shares of Class A Common Stock upon conversion of the Notes or other outstanding Convertible Securities, (iii) the issuance of shares of Class A Common Stock upon conversion or exercise of securities outstanding on the date of this Agreement, (iv) the issuance of shares of Class A Common Stock or options pursuant to employee benefit plans existing on the date of this Agreement or (v) the issuance of any shares of Class A Common Stock in connection with an acquisition transaction.  Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2)  prior to the expiration of the 60-day restricted period, the Company has announced that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day restricted period, the restrictions imposed by this clause (p) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

(q)           The Company will, at all times, reserve and keep available, free of preemptive rights, enough shares of Class A Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of Class A Common Stock upon conversion of the Notes.

(r)            The Company shall use its best efforts to list, as promptly as practicable, and subject to notice of issuance, the Conversion Shares on the Nasdaq Global Market.

(s)           The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(t)            The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes and the Conversion Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or retained by the Company under Rule 433 to the extent permitted by the 1933 Act; provided, however, that prior to the preparation of the Pricing Supplement, the Underwriters are authorized to use the information with respect to the final terms of the Notes in communications conveying information relating to the offering to investors.  Any such free writing prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

5.             Representations and Warranties of the Company.  The Company  represents and warrants to the Underwriters that:

(a)           The Company was eligible to register a primary offering on Form S-3 at the time the Registration Statement was filed with the Commission and at the time the Company’s latest Form 10-K was filed with the Commission.  The Registration Statement has been declared effective by the Commission.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(b)           At the time the Registration Statement became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Date (and, if any Optional Notes are purchased, as of the Additional Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the

Closing Time (and, if any Optional Notes are purchased, as of the Additional Closing Date), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Preliminary Prospectus complied when filed and the Prospectus will comply when filed in all material respects with the 1933 Act Regulations.  The Preliminary Prospectus and the Prospectus delivered or to be delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  This representation and warranty does not apply (a) to that part of the Registration Statement which shall constitute the Statement of Eligibility on Form T-1 under the 1939 Act of the Trustee or (b) to statements in or omissions from the Registration Statement, the Preliminary Prospectus or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(c)           As of the Applicable Time, neither (x) the Preliminary Prospectus, as supplemented by the Pricing Supplement and any Issuer Free Writing Prospectus, considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.   The Company represents and agrees that, unless it obtains the prior consent of the Underwriters, it has not made and will not make any offer relating to the Notes by means of any Issuer Free Writing Prospectus.

“Issuer Free Writing Prospectus” means the road show in connection with the offering of the Securities,  any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule  433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the  form retained in the Company’s records pursuant to Rule 433(g).

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

This representation and warranty does not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing by or on behalf of the Underwriters expressly for use therein.

(d)           The documents incorporated or to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, as the case may be (the “Incorporated Documents”), at the time they were filed with the Commission, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and did not and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, when read together with the other information in the Preliminary Prospectus or the Prospectus, as the case may be, at all times up to and including the Closing Date (and if any Additional Notes are purchased, the Additional Closing Date), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading.

(e)           The Company is a corporation duly organized, validly existing and in good standing under the laws of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Preliminary Prospectus and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”).

(f)            All of the Company’s subsidiaries (the “Subsidiaries”) are listed on Exhibit 21 to the Company’s most recent annual report on Form 10-K.  Each Subsidiary is a corporation, a limited liability company, a limited partnership or a trust duly organized, validly existing and in good standing in the jurisdiction of its incorporation or organization, as the case may be, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Preliminary Prospectus and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have, with respect to the Company and the Subsidiaries, taken as a whole, a Material Adverse Effect.  All the outstanding shares of capital stock, partnership interests, membership interests or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are wholly owned by the Company directly or indirectly through one of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Incorporated Documents.

(g)           The Company has full legal right, power and authority to enter into this Agreement and the Indenture.  The Company has full legal rights, power and authority to issue, sell and deliver the Notes to be sold by it to the Underwriters as provided herein and therein.  No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the execution, delivery or performance of this Agreement, the Indenture and the Notes by the Company or the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Shares upon conversion of the Notes), except such as have been already obtained under the 1933 Act and as may be required under state securities or blue sky laws or by the National Association of Securities Dealers, Inc. in connection with the purchase and distribution of the Notes by the several Underwriters.  The execution, delivery and performance of this Agreement, the Indenture and the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Shares upon conversion of the Notes) does not and will not conflict with or result in a breach or violation by the Company or any of its Subsidiaries, as the case may be, of any of the terms or provisions of, constitute a default by the Company or any of its Subsidiaries, as the case may be, under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any of its Subsidiaries, as the case may be, pursuant to the terms of any (A) indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or to which any of them or any of their respective properties is subject, (B) the charter or bylaws, certificate of formation or limited liability company agreement, or certificate of limited partnership or limited partnership agreement, or other organizational documents, of the Company or any of the Subsidiaries or (C) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of the Subsidiaries or any of their respective properties except, with respect to (A) above, where such conflict breach, violation or imposition would not result in a Material Adverse Effect.

(h)           The execution and delivery of the Indenture have been duly authorized by all necessary corporate action of the Company and, when the Indenture has been executed and delivered by the Company, the Indenture will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.  The Indenture has been duly qualified under the 1939 Act.  The issuance, execution and delivery of the Notes have been duly authorized by all necessary corporate action of the Company and, when executed, issued and delivered by the Company and authenticated by the Trustee, will be the legal, valid, binding and enforceable obligation of the Company, entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity.  The execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company.  The Notes, the Indenture and the capital stock of the Company, including the Conversion Shares, will conform to the description thereof in the Disclosure Package and the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(i)            The Company has an authorized capitalization as set forth under the column heading entitled “Actual” in the section of the Disclosure Package and the Prospectus  entitled “Capitalization” and, as adjusted to give effect to the offering of the Notes and the use of proceeds thereof, the Company would have had an authorized capitalization as of December 31, 2006 as set forth in the column, heading entitled “Adjusted for Redemption of 8.75% Senior Subordinated Notes” and “Adjusted for Convertible Senior Notes and Redemption of 8.00% Senior Subordinated Notes” in the section called “Capitalization”; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of any preemptive or similar rights, except as described in the Disclosure Package and the Prospectus.

(j)            Except as described or referred to in the Disclosure Package, the Prospectus or the Incorporated Documents, there is not pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of the Subsidiaries would individually or in the aggregate result in any Material Adverse Effect or might materially adversely affect the consummation of the transactions contemplated by this Agreement; and all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or that affect any of their respective properties, that are not described in the Disclosure Package, the Prospectus or the Incorporated Documents, including ordinary routine litigation incidental to the business, would not, if determined adversely to the Company or any of the Subsidiaries, individually or in the aggregate, result in a Material Adverse Effect.

(k)           Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound and no condition or state of facts exists, which with the passage of time or the giving of notice or both would constitute such a default, except in each case where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(l)            The accountants who have certified or shall certify the financial statements included as part of or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the 1933 Act.

(m)          The consolidated financial statements, together with the related schedules and notes included in the Disclosure Package, the Incorporated Documents, the Registration Statement and the Prospectus, as of the date thereof, as of the date hereof, and as of the Closing Date (and, if any Additional Notes are purchased, the Additional Closing Date) present or will present fairly, in all material respects, the consolidated financial position, results of operations and changes in financial position of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis, except as otherwise stated therein.  The selected financial data and summary financial data to be included in the Prospectus and included in the Registration Statement, the Disclosure Package and the Incorporated Documents present or will present fairly the information shown therein as of the date thereof, as of the date hereof, and as of the Closing Date (and, if any Optional Notes are purchased as of the Additional Closing Date), and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Disclosure Package, the Incorporated Documents, the Registration Statement and the Prospectus except as otherwise stated therein.  The pro forma and as adjusted financial information included or to be included in the Disclosure Package, the Incorporated Documents, the Registration Statement and the Prospectus present fairly the information shown therein in accordance with the adjustments and assumptions described therein as of the date thereof, as of the date hereof, and as of the Closing Date (and, if any Optional Notes are purchased as of the Additional Closing Date), will be properly compiled on the pro forma basis described therein and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  The financial information included in the Incorporated Documents, including the information under Item 1 (“Business”), Item 7 (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) and Item 7A (“Quantitative and Qualitative Disclosures About Market Risk”) in the Form 10-K for the year ended December 31, 2006, has been derived from the Company’s consolidated financial statements included in the Incorporated Documents or from the Company’s accounting books and records generally. The financial information included in the Disclosure Package and the Prospectus has been or will be derived from the Company’s consolidated financial statements included in the Incorporated Documents or from the Company’s accounting books and records.

(n)           Except as disclosed in the Incorporated Documents (or any amendment or supplement thereto), subsequent to the date as of which such information is given in the Incorporated Documents, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of the Subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

(o)           Each of the Company and the Subsidiaries owns all property (real and personal) described in the Disclosure Package and the Incorporated Documents as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Disclosure Package and the Incorporated Documents or with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and the Subsidiaries and could not reasonably be expected individually or in the aggregate to result in a Material Adverse Effect, and, all of the leases and subleases material to the business of the Company and the Subsidiaries taken as a whole and under which the Company or any of the Subsidiaries holds properties, whether or not described in the Disclosure Package or the Incorporated Documents, are in full force and effect and neither the Company nor any of the Subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of the Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of the Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, which claim could reasonably be expected individually or in the aggregate to result in a Material Adverse Effect.

(p)           Each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, trade names and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, “intellectual property”) necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not individually or in the aggregate result in any Material Adverse Effect and none of the Company or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein and which infringement or conflict could reasonably be expected in the aggregate to result in any Material Adverse Effect.

(q)           None of the Company or any of the Subsidiaries has taken, or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(r)            Except as described in the Disclosure Package and the Incorporated Documents, the Company and the Subsidiaries comply in all material respects with all Environmental Laws (as defined below), except to the extent that failure to comply with such Environmental Laws would not individually or in the aggregate result in any Material Adverse Effect.  To the knowledge of the Company, none of the Company or any of the Subsidiaries is the subject of any pending or, to the knowledge of the Company threatened federal, state or local investigation evaluating whether any remedial action by the Company or any of the Subsidiaries is needed to respond to a release of any Hazardous Materials (as defined below) into the environment, resulting from the Company’s or any of the Subsidiaries’ business operations or ownership or possession of any of their properties or assets or is in contravention of any Environmental Law that could reasonably be expected individually or in the aggregate to result in any Material Adverse Effect.  To the knowledge of the Company, none of the Company or any of the Subsidiaries have received any notice or claim, nor are there pending or, to the knowledge of the Company, threatened lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Material into the environment that could reasonably be expected in the aggregate to result in any Material Adverse Effect.  As used herein, “Environmental Laws” means any federal, state or local law or regulation applicable to the Company’s or any of the Subsidiaries’ business operation or ownership or possession of any of their properties or assets relating to environmental matters, and “Hazardous Materials” means those substances that are regulated by or form the basis of liability under any Environmental Laws.

(s)           No labor problem exists with the employees of the Company or any of the Subsidiaries or, to the knowledge of the Company, is imminent that, in either case, could reasonably be expected individually or in the aggregate to result in any Material Adverse Effect.

(t)            The Company and each of the Subsidiaries maintain insurance of the types and in the amounts that are reasonable for the businesses operated by them, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism, liability and malpractice, all of which insurance is in full force and effect.

(u)           The Company and each of the Subsidiaries is in compliance with, and each such entity has not received any notice of any outstanding violation of, all laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company or any of the Subsidiaries to comply with any such law, regulation, ordinance or rule would not individually or in the aggregate result in any Material Adverse Effect.

(v)           Neither the issuance, sale or delivery of the Notes nor the application of the proceeds thereof by the Company as set forth in the Disclosure Package and the Prospectus will violate Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(w)          The Company is, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any such entity on a particular date, that on such date (A) the fair market value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (B) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (C) such entity does not have unreasonably small capital to carry out such entity’s business as now conducted, taking into account such entity’s projected capital requirements and availability.

(x)            To the best of the Company’s knowledge, except as disclosed in the Disclosure Package, the Preliminary Prospectus and the Prospectus, each of Baltimore (WNUV-TV) Licensee, Inc. as the licensee of WNUV(TV), Baltimore, Maryland; Anderson (WFBC-TV)

Licensee, Inc. as the licensee of WMYA-TV, Anderson, South Carolina; WDBB-TV, Inc. as the licensee of WDBB(TV), Bessemer, Alabama; Columbus (WTTE-TV) Licensee, Inc. as the licensee of WTTE(TV), Columbus, Ohio; Bay Television, Inc. as the licensee of WTTA(TV), St. Petersburg, Florida; WDKA Acquisition Corporation as the licensee of WDKA(TV), Paducah, Kentucky; RKM Media, Inc. as the licensee of WNYS-TV, Syracuse, New York; WRGT Licensee, LLC, as the licensee of WRGT-TV, Dayton, Ohio; WTAT Licensee, LLC as the licensee of WTAT-TV, Charleston, South Carolina; and WVAH Licensee, LLC as the licensee of WVAH-TV, Charleston, West Virginia (each individually an “LMA Station” and together the “LMA Stations”) owns or possesses all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own its properties (collectively, the “LMA Material Licenses”), and to conduct its business in the manner described in the Disclosure Package, the Preliminary Prospectus and the Prospectus, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations would not individually or in the aggregate result in any Material Adverse Effect except as disclosed in the Disclosure Package, the Preliminary Prospectus and the Prospectus; all of the LMA Material Licenses are valid and in full force and effect; and no event, including receipt of notice of proceedings relating to revocation or modification of any LMA Material License, has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of any holder of any such permit, subject in each case to such qualifications as may be set forth in the Disclosure Package, the Preliminary Prospectus and the Prospectus; and, except as described in the Disclosure Package, the Preliminary Prospectus and the Prospectus, none of such permits contains any restriction that is materially burdensome to the LMA Station or the Company and the Subsidiaries other than restrictions that are applicable to television stations generally under the Communications Laws; and there is in full force and effect with each LMA Station a contract, enforceable in accordance with its terms against the Company and against the LMA Station pursuant to which the Company provides programming services to the LMA Station as described or except as described in the Incorporated Documents.  The only television stations which the Company or its Subsidiaries own or program pursuant to local marketing agreements are identified in the first sentence of this paragraph.

(y)           The Company has not distributed and, prior to the later to occur of the (i) Closing Date and (ii) completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than the Preliminary Prospectus, the Pricing Supplement and the Prospectus.

(z)            Except as described in or contemplated by the Disclosure Package and the Incorporated Documents, in addition to the LMA Material Licenses, each of the Company and the Subsidiaries owns or possesses all governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own its properties and to conduct its business in the manner described in the Disclosure Package and the Incorporated Documents, except where the failure to own or possess such licenses, permits, certificates, consents, orders, approvals and other authorizations (collectively, “Material Licenses”) would not individually or in the aggregate result in any Material Adverse Effect; except as described in or contemplated by the Disclosure Package and the Incorporated Documents all of the Material Licenses are valid and in full force and effect; and no event, including receipt of notice of proceedings relating to revocation or modification of any Material License, has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of any holder of any such Material License, subject in each case to such qualifications as may be set forth in the Disclosure Package and the Incorporated Documents.

(aa)         The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)         The Company employs disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(cc)         There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(dd)         To the best of the Company’s knowledge, neither the Company, nor any of the Subsidiaries, nor any employee or agent of the Company or any Subsidiary, has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Disclosure Package and the Prospectus that would have a Material Adverse Effect.

(ee)         Except as disclosed in the Disclosure Package and the Incorporated Documents, all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed (taking into account extensions granted by the applicable federal governmental agency) and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in any Material Adverse Effect.  All other corporate franchise and income tax returns of the Company and the Subsidiaries required to be filed pursuant to applicable foreign, state or local law have been filed except insofar as the failure to file such returns would not individually or in the aggregate result in any Material Adverse Effect and all taxes shown on such returns or otherwise assessed which are due and payable have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and except for such taxes the payment of which would not individually or in the aggregate result in any Material Adverse Effect.

(ff)           Except as described in the Incorporated Documents, no holder of any security of the Company or any Subsidiary has any right to require registration of any security of the Company because of the consummation of the transactions contemplated by this Agreement, the Prospectus  or otherwise.

(gg)         Each of the Company and the Subsidiaries is not now and, after sale of the Notes, as contemplated hereunder and application of the net proceeds of such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be an “investment company” or be controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(hh)         The Company has filed in a timely manner each document or report required to be filed by it pursuant to the Exchange Act and the rules and regulations thereunder; each such document or report (including any financial statements) and any amendment thereto at the time it was filed conformed to the requirements of the Exchange Act and the rules and regulations thereunder; and none of such documents or reports contained an untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)           No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the 1933 Act, the Exchange Act or the rules and regulations promulgated thereunder to be described in the Disclosure Package, the Prospectus or the Incorporated Documents which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Disclosure Package, the Prospectus or the Incorporated Documents.  The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(jj)           The Company has authorized and has reserved, and covenants to continue to reserve, free of any preemptive or similar rights, a sufficient number of authorized but unissued shares of Class A Common Stock, to satisfy the conversion rights of the Notes.  The shares of Class A Common Stock issuable upon conversion of the Notes (including the Optional Notes) have been duly authorized for issuance upon conversion of the Notes, and upon conversion of the Notes in accordance with their terms and the Indenture will be issued free of statutory and contractual preemptive rights and are sufficient in number to meet the current conversion requirements, and the Conversion Shares, when so issued, will be duly and validly issued and fully paid and non-assessable.

(kk)         All outstanding shares of Class A Common Stock conform, or when issued will conform, to the description thereof in the Disclosure Package and the Prospectus and have been or, when issued to satisfy the conversion rights of the Notes in the manner described in the Indenture will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Conversion Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s articles of incorporation, bylaws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound.  All corporate action required to be taken by the Company for the issuance and delivery of the Conversion Shares has been duly and validly taken.  Except as disclosed in the Disclosure Package, the Prospectus or the Incorporated Documents, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or the Subsidiaries.

(ll)           The certificates for the shares of Class A Common Stock (including the Conversion Shares) conform to the requirements of the Nasdaq Global Market and the Maryland General Corporation Law.

6.             Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact  necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters expressly for use in connection therewith.  The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

(b)           If any action, suit or proceeding shall be brought against the Underwriters or any person controlling an Underwriter in respect of which indemnity may be sought against the Company, the Underwriters or such controlling person shall promptly notify the parties against whom indemnification is being sought (the “indemnifying parties”), and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses.  The Underwriters or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriters or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action suit or proceeding (including any impleaded parties) include both the Underwriters or such controlling person and the indemnifying parties and the Underwriters or such controlling person shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriters or such controlling person).  It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Underwriters and controlling persons not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by Deutsche Bank Securities Inc. and that all such fees and expenses shall be reimbursed as they are incurred.  The indemnifying parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the indemnifying parties agree to indemnify and hold harmless the Underwriters, to the extent provided in paragraph (a), and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

(c)           The Underwriters severally and not jointly agree to indemnify and hold harmless the Company, its directors, its officers, and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to the Underwriters but only with respect to information relating to the Underwriters furnished in writing by or on behalf of the Underwriters  expressly for use in the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto.  If any action, suit or proceeding shall be brought against the Company, any of its directors, any of its officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, based on the Registration Statement, the Disclosure Package, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto, and in respect of which indemnity may be sought against the Underwriters pursuant to this paragraph (c), the Underwriters shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Underwriters shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Underwriters’ expense), and the Company, any of its directors, any of its officers and any person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act, shall have the rights and duties given to the Underwriters by paragraph (b) above.  The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

(d)           If the indemnification provided for in this Section 6 is unavailable or insufficient to hold an indemnified party under paragraph (a) or (c) hereof harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total fees received (and not reimbursed to the Company) by such Underwriter with respect to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to the respective numbers of Notes set forth opposite their names in Schedule I hereto and not joint.

(f)            All of the Company’s subsidiaries (the “Subsidiaries”) are listed on Exhibit 21 to the Company’s most recent annual report on Form 10-K.  Each Subsidiary is a corporation, a limited liability company, a limited partnership or a trust duly organized, validly existing and in good standing in the jurisdiction of its incorporation or organization, as the case may be, with full corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package, the Preliminary Prospectus and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have, with respect to the Company and the Subsidiaries, taken as a whole, a Material Adverse Effect.  All the outstanding shares of capital stock, partnership interests, membership interests or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, and are (except with respect to Acrodyne Communications, Inc., Allegiance Capital L.P., G1440 Holdings, Inc. and Highwoods Joint Venture) wholly owned by the Company directly or indirectly through one of the Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except as described in the Incorporated Documents.

(g)           No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

7.             Conditions of the Underwriters’ Obligations.  For purposes of Section 7, “Closing Date” shall refer to the Closing Date for the Firm Notes and the Additional Closing Date for the Optional Notes, if applicable.  The obligations of the Underwriters to purchase the Notes (or any Optional Notes) hereunder are subject to the following conditions:

(a)           The Registration Statement shall have been declared and shall remain effective, and at the time of execution of this Agreement and on the Closing Date, no order or decree suspending the effectiveness of the Registration Statement or preventing the use of the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, be contemplated.  No stop order suspending the sale of the Notes in any jurisdiction designated by the Underwriters subject to paragraph (h) of Section 4 of this Agreement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Company, shall be contemplated, and no material comments shall have been issued by the Commission on any of the Company’s Commission filings which in the view of the Underwriters could adversely impact the marketing of the Notes.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).

(b)           Subsequent to the effective date of this Agreement, there shall not have occurred or come to the attention of the Underwriters (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries which in the opinion of the Underwriters, would materially adversely affect the market for the Notes, (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Disclosure Package, the Preliminary Prospectus or the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Disclosure Package, the Preliminary Prospectus or the Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Preliminary Prospectus or the Prospectus to reflect such event or development would, in the opinion of the Underwriters, materially adversely affect the market for the Notes, (iii) any filing of any document, incorporated by reference into the Preliminary Prospectus or the Prospectus, which has not been previously approved by the Underwriters or (iv) any loss or interference with respect to the Company’s businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the judgment of the Underwriters, has had or could have a Material Adverse Effect;

(c)           The Underwriters shall have received on the Closing Date an opinion of Thomas & Libowitz, P.A., counsel for the Company, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit D:

(d)           The Underwriters shall have received on the Closing Date, an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, special securities counsel for the Company, dated the Closing Date and addressed to the Underwriters, substantially in the form set forth in Exhibit E:

(e)           The Underwriters shall have received an opinion from Wilmer Cutler Pickering Hale and Dorr LLP as to certain agreed upon tax matters, in form and substance reasonably satisfactory to the Underwriters that such counsel is of the opinion that the discussion under the heading “Certain Material U.S. Federal Tax Considerations” in the Preliminary Prospectus and in the Prospectus, subject to the limitations and qualifications described therein, and to the extent the matters discussed constitute statements of United Stated federal income tax law, is accurate in all material respects.

(f)            The Underwriters shall have received an Opinion, dated the Closing Date of Pillsbury Winthrop Shaw Pittman LLP, regulatory counsel for the Company substantially in the form set forth in Exhibit F:

(g)           The Underwriters shall have received on the Closing Date an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the Closing Date and addressed to you, as Underwriters, with respect to matters agreed upon.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York, and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.

(h)           (i) On the date of this Agreement, the Underwriters shall have received comfort letters and (ii) at the Closing Date, the Underwriters shall have received bring-down comfort letters, in each case, addressed to you, as Underwriters, from Ernst & Young LLP, in the forms approved by the Underwriters.

(i)            At the Closing Date, the Underwriters shall have received certificates of the Chief Financial Officer of the Company as to certain agreed upon financial and other matters.

(j)            At the Closing Date, the Underwriters shall have received a certificate of the Chief Financial Officer of the Company to the effect that the Company is, and immediately after the Closing Date will be, Solvent (as such term is defined herein in Section 5(w)).

(k)           (i) There shall not have been any change in the capital stock of the Company (other than the exercise of stock options in the ordinary course of business) nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Disclosure Package and the Prospectus (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Prospectus (or any amendment or supplement thereto), or since the date hereof, any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iii) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Disclosure Package and the Prospectus (or any amendment or supplement thereto) or the Incorporated Documents; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to the Underwriters), to the effect set forth in this Section 7(k) and in Sections 7(a) and 7(l) hereof.

(l)            The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

(m)          There shall not have been any announcement by any “nationally recognized statistical rating organization,” as defined for purposes of Rule 436(g) under the Act, that (i) it is downgrading its rating assigned to any class of securities of the Company or any of its Subsidiaries, or (ii) it is reviewing its ratings assigned to the Company or any class of securities of the Company with a view to possible downgrading, or with negative implications, or direction not determined.

(n)           The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have requested, including executed copies of the Indenture.

(o)           All third party consents necessary for consummation of the offer and sale of Notes, in form and substance satisfactory to the Underwriters, shall have been received by the Company.

(p)           Each executive officer and director of the Company shall have entered into Lock-up Agreements (each, a “Lock-up Agreement”) in the form attached as Exhibit C hereto, except as disclosed in the Prospectus, on or prior to the date hereof, and each such Lock-up Agreement shall have been delivered to you and shall be in full force and effect at the Closing Date and the Additional Closing Date, as the case may be.

(q)           At the Closing Date, an application for listing the Conversion Shares shall have been filed with the Nasdaq Global Market, and the Company shall have not received any objection to the filing.

(r)            The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, or no NASD filing shall be required in connection with the offer and sale of the Notes.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.  Any certificate or document signed by any officer of the Company and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to the Underwriters as to the statements made therein.

8.             Expenses.  The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, the Preliminary Prospectus, the Pricing Supplement and the Prospectus (including financial statements thereto), and each amendment or supplement to any of them, this Agreement, the Notes and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Prospectus, the Pricing Supplement and the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp taxes in connection with the original issuance and sale of the Notes, and the Conversion Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) the qualification of the Notes and the Conversion Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(h) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company;  and (vii) the fees and expenses incurred in connection with the listing of the Conversion Shares on the Nasdaq Global Market.

9.             Effective Date of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by all the parties hereto.

10.           Termination of Agreement.  This Agreement shall be subject to termination in the absolute discretion of the Lead Managers, without liability on the part of the Underwriters to the Company, by notice to the Company, if prior to the Closing Date with respect to the Firm Notes, and prior to the Additional Closing Date with respect to the Optional Notes, as the case may be, (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the NASDAQ Global Market or in securities of the Company shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Maryland shall have been declared, or (iii) there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, a declaration of a national emergency or war by the United States, or if there shall have been any other U.S., international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Lead Managers, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Notes by the Underwriters.  Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

11.           Information Furnished by the Underwriters.  The statements in the Prospectus set forth in (i) the sentences related to concessions and reallowances in the Preliminary Prospectus and the Prospectus (in reach case not including the Base Prospectus), and (ii) paragraphs related to market making stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus (in each case not including the Base Prospectus), constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 5(b) and 6 hereof (it being understood that each Underwriter is providing information with respect to itself but not with respect to each other Underwriter).

12.           No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

13.           Miscellaneous.  Except as otherwise provided in Sections 4 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 10706 Beaver Dam Road, Cockeysville, Maryland  21030, Attention:  David D. Smith, President, with a copy to Sinclair Broadcast Group, Inc., 10706 Beaver Dam Road, Cockeysville, Maryland  21030, Attention:  General Counsel and a copy to Thomas & Libowitz, P.A., 100 Light Street, Suite 1100, Baltimore, Maryland 21202, Attention:  Steven A. Thomas, Esq. and C. Wayne Davis, Esq. and a copy to Wilmer Cutler Pickering Hale and Dorr LLP, 100 Light Street, Baltimore, MD 21202, Attention:  John B. Watkins, Esq. and Erika L. Robinson, Esq.; (ii) if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets Syndicate (f): 212-797-9344 and a copy to General Counsel (f): 212-797-4564 and to UBS Securities LLC, 299 Park Avenue, New York, New York 10171 attn:  General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention:  Valerie Ford Jacob, Esq.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, their directors, their officers and the controlling persons referred to in Section 6 hereof and their respective successors and assigns to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement.  Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from the Underwriters of any of the Notes in his status as such purchaser.

14.           APPLICABLE LAW; COUNTERPARTS.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK AND WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

This Agreement may be signed in various counterparts which together constitute one and the same instrument.  If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

15.           Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

16.           Default of Underwriters.  If any one or more of the Underwriters shall fail or refuse to purchase the Firm Notes on the Closing Date, or the Optional Notes on any Additional Closing Date, that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Underwriters for the purchase of such Firm Notes or Optional Notes, as the case may be, by other persons (who may include one or more of the non-defaulting Underwriters, including the Underwriters), but if no such arrangements are made by the Closing Date or the Additional Closing Date, as the case may be, the other Underwriters shall be obligated severally and not jointly in the proportions that the principal amount of Firm Notes set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Firm Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may specify, to purchase the Firm Notes or Optional Notes, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If any Underwriter or Underwriters shall fail or refuse to purchase the Firm Notes on the Closing Date, or the Optional Notes on any Additional Closing Date, and the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, with respect to which such default occurs is more than ten per cent of the aggregate principal amount of Firm Notes or Optional Notes, as the case may be, to be purchased, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Firm Notes or Optional Notes, as the case may be, are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 16.  Any action taken under this Section 16 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Underwriters.

Very truly yours,

SINCLAIR BROADCAST GROUP, INC.

By	s/ David B. Amy
	Name:	David B. Amy
	Title:	Executive Vice President and Chief Financial Officer

Confirmed as of the date first
above mentioned.

DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC
J.P. MORGAN SECURITIES INC.
WACHOVIA CAPITAL MARKETS, LLC

By	Deutsche Bank Securities Inc.:

By:	/s/ Donald Sung
	Name:	Donald Sung
	Title:	Managing director

By:	/s/ Jonathon Miller
	Name:	Jonathon Miller
	Title:	Director

By	UBS Securities LLC:

By:	/s/ John Momtazee
	Name:	John Momtazee
	Title:	Managing Director

By:	/s/ Chris Ripley
	Name:	Chris Ripley
	Title:	Director

SCHEDULE I

Underwriters	Principal Amount of Firm Notes	Principal Amount of Optional Notes
Deutsche Bank Securities Inc.	$150,000,000	$22,500,000
UBS Securities LLC	75,000,000	11,250,000
J.P. Morgan Securities Inc.	45,000,000	6,750,000
Wachovia Capital Markets, LLC	30,000,000	4,500,000

Total	$300,000,000	$45,000,000

EXHIBIT A

[Description of the Notes]

EXHIBIT B

[Pricing Term Sheet]

EXHIBIT C

May 2, 2007

DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC

J.P. MORGAN SECURITIES INC.

WACHOVIA CAPITAL MARKETS LLC

as Representatives

of the several Underwriters

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

c/o UBS Securities LLC

299 Park Avenue,

New York, New York 10171

Re:   Sinclair Broadcast Group, Inc. Lock-Up Agreement

Ladies and Gentlemen:

We refer to the proposed Underwriting Agreement (the “Underwriting Agreement”) between Sinclair Broadcast Group, Inc., a Maryland corporation (the “Company”), and you as representatives of the Underwriters named therein (the “Underwriters”) relating to a public offering of Convertible Senior Notes due 2027 (the “Notes”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank Securities Inc. and UBS Securities LLC, the undersigned will not, directly or indirectly, during the period from the date hereof until sixty (60) days from the date of the final prospectus related to the Notes (the “Lock-Up Period”), (i) offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), (ii) establish or increase a “put equivalent position” or liquidate or decrease a “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder), or (iii) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration.  As used herein “Relevant Security” means the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), any other equity security of the Company or any of the Subsidiaries and any security convertible into, or exercisable or exchangeable for, any Class A Common Stock or other such equity security.

Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day lockup period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (2)  prior to the expiration of the 60-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 60-day lock-up period, the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Deutsche Bank Securities Inc. and UBS Securities LLC waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 60-day lock-up period pursuant to the previous paragraph would be delivered by Deutsche Bank Securities Inc. and UBS Securities LLC to the Company and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.  The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 60-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the Undersigned is the record holder and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

The undersigned hereby further agrees that, during the Lock-up Period, the undersigned (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (y) will not exercise any rights the undersigned may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement and that this letter agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms.  Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.  Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

2

Notwithstanding the foregoing, the undersigned may transfer (1) any Relevant Security to a charitable organization during the Lock-Up period, provided that such organization agrees to be bound in writing by the terms herein during the remainder of the Lock-Up Period and (2) transfer any Relevant Security to satisfy tax withholding obligations with respect to Relevant Securities issued pursuant to plans existing on May 2, 2007.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.  Delivery of a signed copy of this letter by telecopier or facsimile transmission shall be effective as delivery of the original hereof.

Very truly yours,

By:

Print Name:

3

EXHIBIT D

(i)                The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect upon its business taken as a whole;

(ii)               All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders of the Company arising under the corporation laws of the state of Maryland, under the charter or bylaws of the Company or, to the best of such counsel’s knowledge, under any agreement to which the Company is a party;

(iii)              Sinclair Television Group Inc. has been duly incorporated or organized and is validly existing as a corporation, in good standing under the laws of its  jurisdiction of incorporation or organization, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and is duly qualified to transact business as a foreign corporation in good standing under the laws of each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect upon its business taken as a whole; and all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive or similar rights of stockholders, partners or members of such Subsidiary arising under the laws of its respective jurisdiction of incorporation or organization, its charter or bylaws or other organizational documents or, to the best of such counsel’s knowledge, under any agreement to which such Subsidiary is a party, and all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries are owned beneficially by the Company free and clear of all liens, encumbrances, equities and claims except as described in the Prospectus or the Incorporated Documents;

(iv)              To the best knowledge of such counsel, except as described or referred to in the Disclosure Package, the Prospectus or the Incorporated Documents, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of the Subsidiaries is a party, or to which the property of the Company or any of the Subsidiaries is subject, before or brought by any court or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate result in any Material Adverse Effect or might materially adversely affect the consummation of the transactions contemplated by the Disclosure Package or the Prospectus; and all pending legal or governmental proceedings to which the Company or any of the  Subsidiaries is a party or that affect any of their respective properties that are not described in the Disclosure Package, Prospectus or the Incorporated Documents, including ordinary routine litigation incidental to the business, are considered in the aggregate not to result in a Material Adverse Effect;

(v)             The execution, delivery and performance of the Underwriting Agreement, the Indenture and the Notes by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the transactions described in the Prospectus under the caption “Use of Proceeds” and the issuance of Conversion Shares upon the conversion of the Notes) and compliance by the Company with the terms of the foregoing do not and will not conflict with or result in a breach or violation by the Company or any of the Subsidiaries of any of the terms or provisions of, constitute a default by the Company or any of the Subsidiaries under, or result in the creation or imposition of any lien, charge, security interest or encumbrance upon any of the assets of the Company or any of the Subsidiaries pursuant to the terms of (a) any material indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries, as the case may be, is a party or to which any of them or any of their respective properties is subject; (b) the charter or bylaws or other organizational documents of the Company or any of the Subsidiaries, as the case may be; or (c) any statute, rule or regulation or, to the best of such counsel’s knowledge any judgment, decree or order of any court or governmental agency or court or body applicable to the Company or any of the Subsidiaries or any of their respective properties;

(vi)              Neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Disclosure Package, the Prospectus  or the Incorporated Documents;

(vii)             Except as described in the Disclosure Package, the Prospectus or the Incorporated Documents, there is no holder of any security of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, the Notes or the right to have any Notes or other notes of the Company included in a registration statement or the right, as a result of the filing of a registration statement, to require registration under the 1933 Act of any Notes or other securities of the Company or any Subsidiary;

(viii)            The Company has full legal right, power and authority to enter into the Underwriting Agreement, the Indenture and the Notes and to issue, sell and delivery the Notes to the Underwriters as provided therein.  The Underwriting Agreement, the Indenture and the Notes have been duly authorized, executed and delivered by the Company;

(ix)               To such counsel’s knowledge, except as disclosed in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for any such shares of, capital stock or other ownership interest of the Subsidiaries;

(x)                The issuance of the Conversion Shares has been duly authorized by all necessary corporate action of the Company and, when issued to satisfy the conversion rights

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of the Notes in the manner described in the Indenture, the Conversion Shares will be validly issued, fully paid and non-assessable;

(xi)               The issuance of the Conversion Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the articles of incorporation, bylaws or governing documents of the Company; and, to such counsel’s knowledge, except as described in the Disclosure Package and the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, the capital stock of, or other ownership interest in, the Company; and

(xii)              The Company has duly authorized and has reserved, free of any preemptive or similar rights, a sufficient number of its authorized but unissued shares of its Common Stock, to satisfy the conversion rights of the Notes.

In addition, such opinion shall state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) and such counsel is not passing upon and does not assume any responsibility herefore.  In the course of the preparation by the Company and the Subsidiaries of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents), such counsel has participated in discussions with representatives of the Underwriters and those of the Company and the Subsidiaries and their independent accountants, in which the business and affairs of the Company and the Subsidiaries and the contents of the Registration Statement, the Disclosure Package and the Prospectus (including the Incorporated Documents) were discussed.  Based upon the information such counsel gained in the course of such counsel’s representation of the Company and the Subsidiaries in connection with their preparation of the Registration Statement, the Disclosure Package and the Prospectus and such counsel’s participation in the discussions referred to above, such counsel has no reason to believe that (1) the Registration Statement, at the time it became effective and on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2)  the Disclosure Package, as of the Applicable Time, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (3) the Prospectus (including the documents incorporated therein by reference), or any amendment or supplement thereto, at the time the Prospectus was issued, at the time any such amended or supplemented Prospectus was issued or at the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial data included or incorporated by reference in the Registration  Statement, the Disclosure Package or the Prospectus.

In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States and the law of the State of Maryland, upon the opinions of counsel satisfactory to the Underwriters.  Such counsel may also

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state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.  Furthermore, such counsel may insofar as the opinion relates to any laws other than the laws of the United States of America and the State of Maryland assume, without any independent investigation, that such laws are identical to the laws of the United States of America and the State of Maryland.

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Exhibit E

[Form of Wilmer Cutler Pickering Hale & Dorr LLP Opinion]

EXHIBIT F

(i)            Except for such Federal Communications Commission (the “FCC”) approvals that have already been obtained, which approvals, to such counsel’s knowledge, are in full force and effect, no FCC approval, authorization, consent or license is required under the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder, or the Telecommunications Act of 1996 and the rules and regulations promulgated thereunder (collectively, the “Communications Laws”) for the consummation of the transactions contemplated by the Notes, the Indenture and the Underwriting Agreement (the “Transaction Documents”) and the issuance and sale under the Underwriting Agreement by the Company of the Notes and the issuance of the Conversion Shares upon conversion of the Notes.  The execution, delivery and performance in accordance with their terms of the Transaction Documents by each of the Company or the Subsidiaries that is a party thereto will not violate the Communications Laws.  It should be noted that, under the Communications Laws, FCC approval is required prior to the transfer of control of the Company or any of the Subsidiaries which hold broadcast licenses or the assignment of any FCC licenses or authorizations or prior to the exercise of any voting rights or management authority over the Company or any of the Subsidiaries which hold broadcast licenses to the extent that such exercise constitutes a transfer of control of the Company or any of such Subsidiaries or an assignment of any FCC licenses or authorizations.

(ii)           The following Subsidiaries are the licensees of the respective stations as identified below, and are authorized to own and operate their respective stations:

Subsidiary	Station
Chesapeake Television Licensee, LLC	WBFF(TV) Baltimore, MD

WPGH Licensee, LLC	WPGH-TV Pittsburgh, PA

WCGV Licensee, LLC	WCGV-TV Milwaukee, Wisconsin

WTTO Licensee, LLC	WTTO(TV) Homewood, Alabama

WLFL Licensee, LLC	WLFL(TV) Raleigh, North Carolina

WTVZ Licensee, LLC	WTVZ-TV Norfolk, Virginia
WSTR Licensee, Inc.	WSTR-TV Cincinnati, Ohio

Subsidiary	Station
WYZZ Licensee, Inc.	WYZZ(TV) Bloomington, Illinois

KOCB Licensee, LLC	KOCB(TV) Oklahoma City, OK

WDKY Licensee, LLC	WDKY-TV Danville, KY

WSMH Licensee, LLC	WSMH(TV) Flint, MI

KDSM Licensee, LLC	KDSM-TV Des Moines, IA

KDNL Licensee, LLC	KDNL-TV St. Louis, MO

KUPN Licensee, LLC	KVMY(TV) Las Vegas, NV

WEAR Licensee, LLC	WEAR-TV Pensacola, FL

WTWC Licensee, LLC	WTWC-TV Tallahassee, FL

WICD Licensee, LLC	WICD(TV) Champaign, IL

WICS Licensee, LLC	WICS(TV) Springfield, IL

KGAN Licensee, LLC	KGAN(TV) Cedar Rapids, IA

WGME Licensee, LLC	WGME-TV Portland, ME

WGGB Licensee, LLC	WGGB-TV Springfield, MA

KLGT Licensee LLC	WUCW(TV) Minneapolis, MN

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Subsidiary	Station
KBSI Licensee L.P.	KBSI(TV) Cape Girardeau, MO

Channel 33, Inc.	KVCW(TV) Las Vegas, NV

WSYT Licensee L.P.	WSYT(TV) Syracuse, NY

WLOS Licensee, LLC	WLOS(TV) Asheville, NC

WKEF Licensee L.P.	WKEF(TV) Dayton, OH

WSYX Licensee, Inc.	WSYX(TV) Columbus, OH

WMMP Licensee L.P.	WMMP(TV) Charleston, SC

KABB Licensee LLC	KABB(TV) San Antonio, TX

WCHS Licensee LLC	WCHS-TV Charleston, WV

Birmingham (WABM-TV) Licensee, Inc.	WABM(TV) Birmingham, AL

WUTV Licensee, LLC	WUTV(TV) Buffalo, NY

New York Television, Inc.	WNYO-TV Buffalo, NY

WUPN Licensee, LLC	WMYV-TV Greensboro, NC

WXLV Licensee, LLC	WXLV-TV Winston-Salem, NC

Raleigh (WRDC-TV) Licensee, Inc.	WRDC(TV) Durham, NC

KOKH Licensee, LLC	KOKH-TV Oklahoma City, OK

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Subsidiary	Station
WCWB Licensee, LLC	WPMY(TV) Pittsburgh, PA

WZTV Licensee, LLC	WZTV(TV) Nashville, TN

WUXP Licensee, LLC	WUXP-TV Nashville, TN

San Antonio (KRRT-TV) Licensee, Inc.	KMYS(TV) Kerrville, TX

WRLH Licensee, LLC	WRLH-TV Richmond, VA

WMSN Licensee, LLC	WMSN-TV Madison, WI

WVTV Licensee, Inc.	WVTV(TV) Milwaukee, WI

WUHF Licensee LLC	WUHF(TV), Rochester, NY

WFGX Licensee, LLC	WFGX(TV) Fort Walton Beach, FL

Except as set forth in the Disclosure Package, the Prospectus or the Incorporated Documents to such counsel’s knowledge, all of the licenses held by the subsidiaries identified in this paragraph (ii) necessary to operate their respective stations (the “FCC Material Licenses”) are valid and in full force and effect.  The stations identified in this Paragraph (ii) are collectively referred to as the “Stations.”

(iii)          To the best of such counsel’s knowledge, Baltimore (WNUV-TV) Licensee, Inc. is the licensee of WNUV(TV), Baltimore, Maryland; Anderson (WFBC-TV) Licensee, Inc. is the licensee of WMYA-TV, Anderson, South Carolina; WDBB-TV, Inc. is the licensee of WDBB(TV), Bessemer, Alabama; Columbus (WTTE-TV) Licensee, Inc. is the licensee of WTTE(TV), Columbus, Ohio; Bay Television, Inc. is the licensee of WTTA(TV), St. Petersburg, Florida;  WDKA Acquisition Corporation is the licensee of WDKA(TV), Paducah, Kentucky;  RKM Media, Inc. is the licensee of WNYS-TV, Syracuse, New York;  WRGT Licensee, LLC is the licensee of WRGT-TV, Dayton, Ohio, WTAT Licensee, LLC is the licensee of WTAT-TV, Charleston, South Carolina, and WVAH Licensee, LLC is the licensee of WVAH-TV, Charleston, West Virginia.  To the best of such counsel’s knowledge, and without any investigation except to the extent stated in the opinion, Baltimore (WNUV-TV) Licensee, Inc., Anderson (WFBC-TV) Licensee, Inc., WDBB-TV, Inc., Columbus (WTTE-TV) Licensee, Inc., Bay Television, Inc., WDKA Acquisition Corporation, RKM Media, Inc., WRGT Licensee, LLC, WVAH Licensee LLC and WTAT Licensee LLC (collectively the “LMA Station

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Licensees”), except as disclosed in the Disclosure Package and the Prospectus or the Incorporated Documents, are authorized to own and operate their respective LMA stations identified in this Paragraph (iii) (each individually a “LMA Station” and collectively the “LMA Stations”).  To such counsel’s knowledge, except as set forth in the Disclosure Package, the Prospectus, or the Incorporated Documents, the licenses held by the LMA Station Licensees to own and operate their respective LMA Stations are valid and in full force and effect.

(iv)          Except as set forth in the Disclosure Package, the Prospectus or the Incorporated Documents, to such counsel’s knowledge, there are no proceedings pending or threatened in writing under the Communications Laws that are specifically directed against the Company, the Subsidiaries, or the Stations before or by the FCC or any court having jurisdiction over matters arising under the Communications Laws, relating to any invalidity, revocation, or modification of any FCC Material Licenses, wherein an unfavorable ruling, decision, or finding would materially and adversely change the financial condition, business or properties of the Company and the Subsidiaries individually or taken as a whole.  Except as set forth in the Disclosure Package, the Prospectus, or the Incorporated Documents, to such counsel’s knowledge, and based solely upon such counsel’s examination of records available for public inspection at the FCC in Washington, D.C., the Stations are operating in compliance with their FCC Material Licenses, except possibly for noncompliance that would not have a material adverse effect on the financial condition, business or properties of the Company and the Subsidiaries individually or taken as a whole.

(v)           The statements (a) in the Form 10-K for the year ended December 31, 2006 and in the Prospectus under the captions “RISK FACTORS—Competition from other broadcasters or other content providers and changes in technology may cause a reduction in our advertising revenues and/or an increase in our operating costs,” RISK FACTORS—Federal regulation of the broadcasting industry limits our operating flexibility, which may affect our ability to generate revenue or reduce costs, “and “RISK FACTORS—The FCC’s multiple ownership rules limit our ability to operate multiple television stations in some markets and may result in a reduction in our revenue or prevent us from reducing costs.  Changes in these rules may threaten our existing strategic approach to certain television markets,” and (b) in the Form 10-K  under the captions “BUSINESS—Federal Regulation of Television Broadcasting” and “BUSINESS—Competition,” insofar as such statements constitute a summary of material Communications Laws and material proceedings, fairly and in all material respects present the information contained under such captions in light of the circumstances in which such statements are made, and to the extent they constitute matters of law and legal conclusions under the Communications Laws, fairly and in all material respects accurately present the information contained under such captions in light of the circumstances in which such statements are made.

Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company and the Subsidiaries and certificates of public officials.

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